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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ABN AMRO HOLDING N.V.
                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


            The Netherlands                             NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [_]

Securities Act registration statement file number to which
this form relates:                                                333-89136
                                                                -------------
                                                               (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           to be so Registered                   Each Class is to be Registered
           -------------------                   ------------------------------
        Medium-Term Notes, Series A                 American Stock Exchange
        (Senior Floating Rate Notes)
     Leveraged CPI Linked Securities
           due January 13, 2020
      With Fixed First Year Coupon

Securities to be registered pursuant to Section 12(g) of the Act: None

                                (Title of Class)
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Item 1:  Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Floating Rate Notes), Leveraged CPI Linked Securities due January 13, 2020 With Fixed First Year Coupon, fully and unconditionally guaranteed by ABN AMRO Holding N.V. (the Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-89136) filed with the Securities and Exchange Commission on September 17, 2003 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated September 18, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated January 10, 2005, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2:  Exhibits

     The following exhibits are filed herewith:

     4.1 Proposed form of Global Note evidencing the Securities.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          ABN AMRO Bank N.V.

Date:   January 10, 2005                  By:  /S/ Russell Brenner
       --------------------                    --------------------------------
                                               Name:  Russell Brenner
                                               Title: Attorney-in-Fact

Date:   January 10, 2005                  By:  /S/ Laura Schisgall
       --------------------                    --------------------------------
                                               Name:  Laura Schisgall
                                               Title: Attorney-in-Fact


                                          ABN AMRO Holding N.V.

Date:   January 10, 2005                  By:  /S/ Russell Brenner
       --------------------                    --------------------------------
                                               Name:  Russell Brenner
                                               Title: Attorney-in-Fact

Date:   January 10, 2005                  By:   /S/ Laura Schisgall
       --------------------                    --------------------------------
                                               Name:  Laura Schisgall
                                               Title: Attorney-in-Fact


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                               INDEX TO EXHIBITS

Exhibit No.                                                          Page No.
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4.1      Proposed form of Global Note evidencing Securities.           A-1


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